EXHIBIT 13.2

CERTIFICATION

Pursuant to 18 U.S.C. §1350, the undersigned officer of Orion Engineered Carbons S.A. (the “Company”) hereby certifies that, to the officer’s knowledge, the Company’s Annual Report on Form 20-F for the year ended December 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:     February 22, 2018

By:     /s/ Charles Herlinger_______________
Charles Herlinger
Chief Financial Officer

SC1:3819725.1